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                                                                   EXHIBIT 10.12

                              MANAGEMENT AGREEMENT


                This Management Agreement (the "Agreement") is made as of the 25th day of November, 1997, by and between Southwest Marine, Inc., a California corporation (the "Company"), and TC Group, L.L.C., a Delaware limited liability company ("Carlyle").


                                    RECITALS

                WHEREAS, Carlyle, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of the Company and its subsidiaries; and

                WHEREAS, the Company desires to avail itself of the expertise of Carlyle in the aforesaid areas, in which it acknowledges the expertise of Carlyle.

                NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and consulting services herein set forth, the parties agree as follows:

                                    AGREEMENT

                1. Appointment. The Company hereby appoints Carlyle to render the advisory and consulting services described in Paragraph 2 hereof for the term of this Agreement.

                2. Services. Carlyle hereby agrees that during the term of this Agreement it shall render to the Company and its subsidiaries, by and through such of Carlyle's officers, employees, agents, representatives and affiliates as Carlyle, in its sole discretion, shall designate from time to time, advisory and consulting services, (the "Services") in relation to the affairs of the Company and its subsidiaries in connection with strategic financial planning and other services (but not including those referred to in the next sentence) including, without limitation, advisory and consulting services in relation to the selection, retention and supervision of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed hereunder shall not include investment banking or other financial advisory services rendered by Carlyle to the Company and its subsidiaries in connection with acquisitions and divestitures by the Company and its subsidiaries. Carlyle shall be entitled to receive additional reasonable compensation for providing any services of the type specified in the preceding sentence.


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                3.      Fees. In consideration of the services contemplated by
Paragraph 2, subject to the provisions of Paragraph 6, the Company and its subsidiaries and its successors agree to pay to Carlyle an aggregate per annum fee (the "Fee") equal to $350,000* payable in equal quarterly installments in advance on each December 15, March 15, June 15 and September 15 hereafter commencing December 15, 1997. Fee payments shall be nonrefundable.

                4. Reimbursements. In addition to the Fee, the Company and its subsidiaries shall, at the direction of Carlyle, pay directly or reimburse Carlyle for its reasonable Out-of-Pocket Expenses. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts paid or payable by Carlyle in connection with the services provided for in Paragraph 2, including, without limitation, reasonable (i) fees and disbursements of any independent professionals and organizations, including independent auditors, outside legal counsel, consultants, investment bankers or financial advisors,
(ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Carlyle to the Company and/or its subsidiaries of the statement in connection therewith.

                5. Indemnification. The Company will indemnify and hold harmless Carlyle and its officers, employees, agents, representatives and affiliates (each being an "Indemnified "Party") from and against any and all losses, claims, damages and liabilities, joint or several (the "Liabilities"), to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the performance of the Services or the engagement of Carlyle pursuant to, and the performance by Carlyle of the Services contemplated by, this Agreement. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is party hereto, provided that, subject to the following sentence, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party; such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the

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* Subsequently amended by oral agreement to increase the Fee to $3.0 million.


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matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that my arise out of such claim, action or proceeding. So long as the Company is not in breach of any of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of Carlyle. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined the Liabilities in question resulted solely from the gross negligence or willful misconduct of Carlyle.

                6. Term*. This Agreement shall be effective as of the date hereof and shall continue until such time as Carlyle and its affiliates collectively control, in the aggregate, less than 10% of the outstanding shares of voting common stock of the Company. The provisions of Paragraphs, 5, 7 and 8 and otherwise as the context so requires shall survive the termination of this Agreement.

                7. Permissible Activities. Nothing herein shall in any way preclude Carlyle or its officers, employees, agents, representatives or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that be in competition with the respective businesses conducted by the Company and its subsidiaries.

                8.      General.

                        (a) No amendment or waiver of any provisions of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                        (b) This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto; provided, however, Carlyle may assign or transfer its duties or interests hereunder to a Carlyle affiliate at the sole discretion of Carlyle.

                        (c) Any notice or request required or permitted to be given under this Agreement shall be in writing and will be deemed to have been given (i) when delivered personally or sent by telecopy, (ii) on the next business day after being sent by reputable overnight courier service (charges prepaid), or (iii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested, to the recipient at the address below indicated:

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* Subsequently amended by oral agreement to provide that the Management
  Agreement will terminate upon completion of the initial public offering of its common stock by United States Marine Repair, Inc.

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        If to Carlyle:          TC Group, L.L.C.
                                1001 Pennsylvania Avenue, N.W.
                                Suite 220 South
                                Washington, D.C. 20004
                                Attention:  Allan M. Holt
                                Telecopy:  (202) 347-1818

        If to the Company:      Southwest Marine, Inc.
                                c/o Southwest Marine, Inc.
                                Post Office Box 13308 7217
                                Foot of Sampson Street
                                San Diego, California 92170-3308
                                Attention:  President
                                Telecopy:  (619) ______________

                        (d) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

                        (e) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware (excluding the choice of law principles thereof). The parties to this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the state of Delaware in any action or proceeding arising out of or relating to this Agreement. This Agreement shall inure to the benefit of, and be binding upon, Carlyle and the Company (including any future subsidiaries of the Company that are not signatories hereto), and their respective successors and assigns.

                        (f) This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts. Each set of counter parts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.

                        (g) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such part of any subsequent breach.


                                    * * * * *


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                     SIGNATURE PAGE TO MANAGEMENT AGREEMENT



                IN WITNESS WHEREOF, the parties have caused this agreement to be executed and delivered by the duly authorized officers or agents as set forth below.


                                     TC GROUP L.L.C.

                                     By:  TCG Holdings, L.L.C.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                     SOUTHWEST MARINE, INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title: